Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of this 4th  day of January, 2018, by and between America Great Health, a Wyoming Corporation (the “Purchaser”), and Health & Beauty Group, Inc., a California Corporation (the “Company” or “Seller”).

WHEREAS, the Company is engaged in manufacturing and distribution of beauty and health supplement products (hereinafter the “Business”), and the Purchaser is a public company with its stock listed on OTCBB, with trading symbol of “AAGH”.

WHEREAS, the Purchaser is intended to expend its business and desires to acquire the Company and the Business and the Company desires to sell the business to the Purchaser;

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.       SALE OF SHARES.  Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein, at the Closing (the “Closing”) on the Closing Date (as defined in Section 7 below), Seller agrees to sell, assign, transfer 51% of its common shares to Purchaser, free and clear of all liens, claims, and encumbrances thereon, and the Purchaser agrees to purchase the common shares from Seller.

2.       PRICE AND CONSIDERATION. As agreed by both parties, the purchase price to be paid by Purchaser is 63,750,000 outstanding shares of its common stock at $0.012 per share, on or before the Closing Date without further evaluation of the stock price.

3.       REPRESENTATIONS AND WARRANTIES.  The Company makes the following representations and warranties to the Purchaser as an inducement for it to enter into this Agreement.

3.01.       Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Tennessee.

3.02.       Authority.

(a)       The Company has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets.

(b)       The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been, or will be prior to Closing, duly authorized by the Company and by the partners  having full power and authority to authorize such actions.

(c)       The Company has full legal authority, power to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of each Seller and the Company enforceable in accordance with its terms.

(d)       Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company is a party or by which it or any of them is bound to.

3.04.       Basic Corporate Records. The copies of the Articles of Incorporation of the Company and the Bylaws of the Company which have been delivered to the Purchaser are true, correct and complete as of the date of this Agreement.

3.05.       Subsidiaries. The Company does not own any subsidiaries.

3.07.       Consents. No consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the Business can be conducted by the Purchaser in the same manner after the Closing as heretofore conducted by the Company, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of the Company.

3.08.       Financial Statements. The Company has delivered, or shall deliver prior to Closing, to the Purchaser copies of the following financial statements (which include all notes and schedules attached thereto), all of which are true, complete and correct, have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied with past practice and fairly present the financial condition, assets, liabilities and results of operations of the Company as of the dates thereof and for the periods covered thereby:

(i)           Balance Sheets of the Company for each of the two (2) years ending December 31, 2016 and 2015, and the related Statements of Operations and Retained Earnings and Statements of Cash Flows of the Company for the fiscal years then ended December 31, 2016 and 2015 (the “Financial Statements”); and

(ii)          Balance Sheets of the Company as of October 30, 2017 and the related Statements of Operations, Retained Earnings and Cash Flows of the Company for the month ended October 31, 2017. (collectively, the “Interim Financial Statements”).

In such financial statements, the Statements of Operations do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and the financial statements for the interim periods indicated include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentation. The independent registered public accounting firm’s reports do not contain a qualified opinion. There are no facts known to the Company that, under generally accepted accounting principles consistently applied, would alter the information contained in the foregoing financial statements in any material way.

3.09.       Records and Books of Account. The records and books of account of the Company reflect all material items of income and expense and all material assets, liabilities and accruals, and have been, and to the Closing Date will be, regularly kept and maintained in conformity with generally accepted accounting principles applied on a consistent basis with preceding years.

3.10.       Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company’s Balance Sheet as of October 31, 2017 (hereinafter the “Basic Warranty

Date Balance Sheet” and the “Basic Warranty Date”, respectively) there are no liabilities or obligations of the Company of any kind whatsoever.

3.11.       Taxes.

(a)       For purposes of this Agreement, “Tax” or “Taxes” refers to: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

 (b)      (i)           The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to Taxes required to be filed by the Company with any Tax authorities. All such Returns are true, correct and complete in all respects. The Company has paid all Taxes shown to be due on such Returns.

(ii)          The Company, as of the Closing Date, will have withheld and accrued or paid to the proper authorities of all Taxes required to have been withheld and accrued or paid.

(iii)         The Company has not been delinquent in the payment of any Tax dues nor is there any Tax deficiency outstanding or assessed against the Company. The Company has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)         There is no dispute, claim, or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any Tax authority in writing or (B) based upon personal contact with any agent of such Tax authorities, and there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against the Company which has not been satisfied.

4.            REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser makes the following representations and warranties to the Company.

4.01.       Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. The Purchaser has the corporate power to own its properties, to carry on its business as now being conducted, and to enter into and perform the terms and provisions of this Agreement.

4.02.       Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

4.03.       No Conflict or Violation. The execution and delivery of this Agreement, the acquisition of the outstanding shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

4.04.       Investment Representation. The Shares are being purchased by the Purchaser solely for investment and not for the purpose of resale to any third party.

5.           PURCHASER’S CONDITIONS OF CLOSING. All obligations of the Purchaser hereunder are subject, at the option of the Purchaser, to the fulfillment prior to or at Closing of each of the following conditions:

5.01.       Discovery of Adverse Error, Misstatement or Omission. The Purchaser shall not have discovered any material adverse error, misstatement or omission in information relating to the Company included either herein or in any certificate or document delivered to Purchaser pursuant hereto or in connection with the transactions contemplated hereby including, without limitation, any material adverse error, misstatement or omission in the representations and warranties made by the Seller or the Company in or pursuant to this Agreement.

5.02.       Representations at Time of Closing. The representations and warranties of the Seller and the Company contained in this Agreement (including the Schedules and Exhibits hereto) and in any certificate or documents delivered to the Purchaser pursuant hereto shall be deemed to have been made again at and as of the time of Closing with dates therein updated to the Closing Date and, as so updated and made, shall then be true, complete and correct, except for changes in the ordinary course of business not materially adversely affecting the business, properties or financial condition of the Company, or changes required by or contemplated by this Agreement.

5.03.       Performance of Agreements. The Purchaser and the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

5.04.       Adverse Change. During the period from the Basic Warranty Date to the Closing Date there shall not have been any material adverse change in the financial condition, assets, liabilities or business of the Company (a “Material Adverse Change”).

5.05.       Consents, Approvals and Waivers. The Company shall have obtained any and all consents and approvals to the transfer or assignment to the Purchaser of all of the partnership interests of the Company that may be necessary to avoid any breach of, default by, or acceleration of obligations of the Company under any agreement or instrument by reason of such transfer and assignment, and any waivers by any parties to such agreements necessary to avoid any such breaches, defaults or accelerations. In addition, the Company shall have obtained all consents, authorizations, approvals and orders of governmental authorities required in connection with the consummation of the transactions contemplated by this Agreement and necessary in order that the Business can be conducted in all respects after the Closing as it has been conducted prior to the Closing.

5.06.        Pending or Threatened Litigation. There shall not be any pending nor threatened legal proceeding commenced by any government authorities, or any other third parties, that would prohibit the consummation of the transactions contemplated by this Agreement, or that would impair materially the ability of Purchaser to realize the benefits of such transaction.

6.           SELLER’S CONDITIONS OF CLOSING. All obligations of the Seller and the Company under this Agreement are subject to the conditions that:

6.01.       Representations at Time of Closing. The Purchaser’s representations and warranties contained in this Agreement shall be true and accurate.

6.02.       Discovery of Misrepresentations. The Company shall not have discovered any material adverse error, misstatement or omission in the representations and warranties made by the Purchaser herein, and all the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been complied with and performed.

7.          CLOSING. Subject to satisfaction of the conditions precedent contained in Article 5 and Article 6, and on the other terms and conditions herein contained, the transactions provided for herein shall be consummated on or before __________, 2017 or at such other time, and place as the parties may agree upon in writing (such date of Closing herein being the “Closing Date”).

8.           EXCHANGE OF CONSIDERATION.  In reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, the following exchanges shall take place at Closing, each of which is both an affirmative obligation of the party specified for making the exchange and a condition to Closing that may be asserted or waived by the party specified for receiving the exchange:

8.01.       STOCK CERTIFICATE. Within twenty (20) days of the Closing Date, Purchaser shall deliver to the Company a duly executed stock certificate which represents the total purchase price.

9.           NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or to a national courier service, or mailed by registered or certified mail, return receipt requested, to the addresses herein designated or at such other address as may be designated in writing by notice given personally or by national courier service or by registered or certified mail return receipt requested:

If to the Company (or the Company up to the Closing), to:

Mike Wang
1609 W Valley Blvd., #338,
Alhambra, CA 91803

If to Purchaser or the Company after the Closing, to:

Mike Wang
1609 W Valley Blvd., #338,
Alhambra, CA 91803

10.       GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.       ENTIRE AGREEMENT. This instrument is the entire Agreement between the parties hereto with respect to the transaction contemplated herein and supersedes all previous written or oral negotiations, commitments and representations.

12.       AMENDMENTS. This Agreement may be changed or modified only by an instrument executed by the Seller and by the Company and the Purchaser acting by their respective officers thereunto duly authorized by their respective Boards of Directors.

13.       SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and do not affect the interpretation or meaning of this Agreement.

14.       COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

 PURCHASER

America Great Health

Signature: /s/ Mike Wang
                  Mike Wang, President

THE COMPANY

Health & Beauty Group, Inc.

Signature: /s/ Mike Wang
                  Mike Wang, Chief Executive Officer

Board Meeting Minutes

Date: January 4th , 2018

Directors Present:
Mike Wang
President & Chief Executive Officer

Call to Order:
Mike Wang called the meeting to order at 1:00 pm PST Time. A quorum of directors was present, and the meeting has been duly convened, was ready to proceed with business.

Background Information:
Health & Beauty Group is a Los Angeles based company, engaged in manufacturing and distribution of cosmetic/ beauty products and nutritional supplements. Health & Beauty was founded by Mike Wang in 2009.

IT IS RESOLVED THAT, it is in the best interest of the Company to acquire 51% of common shares of Health & Beauty.

RESOLVED FURTHER THAT, the acquisition of said stock is intended to be for a consideration at 0.012 AAGH of 63,750,000 common shares of the Company.

RESOLVED THAT, officers of the Company are, and any of them hereby is, authorized to negotiate, execute, deliver and carry out on behalf of the Company a Purchase of Partnership Interest and any supplemental agreements (the “Agreements”) with Health & Beauty.

RESOLVED FURTHER, that the officers of the Company hereby are authorized and directed to executed and deliver in connection with the closing to the transactions contemplated by the Agreement all documents and instruments required to be executed and/ or delivered by this corporation pursuant to the Agreement or any transaction contemplated thereby, including but not limited to all exhibits to the Agreement, and to take all other action deemed by such officers to be reasonably necessary or appropriate to the negotiation, execution, or effectuation of the Agreement or any transaction contemplated thereby or entered into in connection therewith.

RESOLVED FURTHER, that the officers of the Company are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary of advisable, to carry out the purpose of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Company.

Adjournment:

There being no further discussion, Director Mike Wang declared the meeting adjourned at 1:00 p.m. PST

Approved by:

/s/ Mike Wang
Mike Wang
President